EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-57876, 33-5300, 33-14064, 33-24854, 333-13175, 333-13173, 333-114958, 333-59832, 333-70710) and on Form S-3 (No. 33-56885) of Harsco Corporation of our report dated February 26, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2008